UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 13, 2014

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-31305	98-0607469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Shinfield Park, Reading, Berkshire RG2 9FW, United Kingdom

(Address of Principal Executive Offices)

+44 118 913 1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Offer by AMEC plc

On February 13, 2014, Foster Wheeler AG (“Foster Wheeler” or the “Company”) entered into an Implementation Agreement (the “Implementation Agreement”) with AMEC plc (“AMEC”) relating to the acquisition of all of the issued and to be issued registered shares, par value CHF 3.00 per share, of Foster Wheeler (the “Shares”) by AMEC (the “Acquisition”). On the terms and subject to the conditions of the Implementation Agreement, AMEC will commence an exchange offer (the “Offer”) to acquire all of the Shares, pursuant to which each validly tendered Share will be exchanged for a combination (subject to election by each Foster Wheeler shareholder as described below) of (a) $16.00 in cash plus (b) 0.8998 ordinary shares, par value £0.50 per share, of AMEC ("AMEC Shares") or, at the election of such holder, American Depositary Shares ("ADSs") representing such number of AMEC Shares (the aggregate of such consideration per Share, or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the “Offer Price”), less any taxes required to be withheld.

As soon as reasonably practicable after the Offer closing (or such other date agreed in writing by AMEC and the Company) and provided that at such time AMEC directly or indirectly has acquired or controls and is able to exercise voting rights in respect of at least 90% of the Shares, and provided no other legal impediment exists, AMEC shall launch a squeeze out merger under Swiss law pursuant to which the Company shall merge into a wholly owned subsidiary of AMEC whereby the then-remaining holders of Shares (other than the Company and its affiliates) would receive compensation pursuant to Swiss law as consideration for their outstanding Shares.

In addition, and subject to applicable law and certain terms, AMEC has agreed to use reasonable endeavors to cause the Acquisition to qualify for US federal income tax purposes as a plan of reorganization under the US Internal Revenue Code.

Election Procedures

In the Offer, each Foster Wheeler shareholder will be permitted to specify: (i) the number of Shares with respect to which such holder elects to receive 1.7996 AMEC Shares or ADSs (the "Share Election") and (ii) the number of Shares with respect to which such holder elects to receive $32.00 in cash (the "Cash Election"), subject to adjustment as described below. AMEC will fund approximately $1.62 billion of the total Offer consideration in cash and would satisfy the remaining obligation by issuing approximately 90.9 million AMEC Shares.

Holders may receive a different form of consideration than their original election as a result of proration if, in the aggregate, holders elect to receive more or less than total cash and AMEC Shares available (as described above). Holders failing to make an election will receive such mix of consideration remaining, after giving effect to the preferences (following proration) of those shareholders that have made an election. Holders who otherwise would be entitled to receive a fractional AMEC Share or ADS will instead receive an amount in cash in lieu thereof.

Timeline and Conditions

The Offer will remain open for at least 20 consecutive business days. If any condition to the Offer is not satisfied or waived, AMEC shall extend the Offer in consecutive increments of ten business days (or such other period as the parties may agree) until such time as the conditions to the Offer are satisfied. In addition, AMEC shall extend the Offer for the minimum period required by law, and shall extend the Offer for five business days following satisfaction of all conditions other than the minimum tender condition. AMEC shall not be required to extend the Offer beyond October 31, 2014. AMEC also has the right to (and shall, upon the Company’s reasonable request), following the Offer closing, extend the Offer for a reasonable “subsequent offering period” in accordance with Rule 14d-11 under the US Securities Exchange Act of 1934, as amended.

The closing of the Offer is also subject to, among other things, the following conditions: (i) AMEC having received in the Offer valid acceptances for at least 80% of the total number of the Shares outstanding, (ii) customary antitrust approvals for a transaction of this nature (including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the European Commission having issued a decision with the effect of clearing the Acquisition) and approval from CFIUS with respect to the transactions contemplated by the Implementation Agreement, (iii) approval of the Acquisition by AMEC’s shareholders, (iv) the admission of the AMEC Shares to be issued in the Offer to the premium listing segment of the Official List of the FCA and to the London Stock Exchange's s main market for listed securities, (v) the absence of any "material adverse effect" (as defined in the Implementation Agreement) on Foster Wheeler, (vi) approval by Foster Wheeler shareholders of certain amendments to its articles of association (relating to the removal of certain transfer restrictions and certain voting limitations with respect to the Shares), (vii) the SEC having declared effective AMEC's Registration Statement on Form F-4 relating to the offer and sale of the AMEC Shares to be issued in the Offer, and such AMEC Shares having been authorized for listing, subject to notice of issuance, on either the New York Stock Exchange or the NASDAQ Stock Market. The Acquisition is not subject to any financing condition.

Board Recommendation; Non-solicitation Matters

In connection with the execution of the Implementation Agreement, each of the Foster Wheeler Board and the AMEC Board unanimously determined that the Implementation Agreement and the Offer are in the best interests of the Company and AMEC, respectively, and fair to their respective shareholders. In addition (a) Foster Wheeler has agreed that the documents relating to the Offer requiring such disclosure shall incorporate a recommendation from its Board to the Foster Wheeler shareholders to accept the Offer, and not to change its recommendation, except to the extent that the Foster Wheeler Board has determined that it is necessary to do so in order to comply with its fiduciary duties; and (b) AMEC has agreed that the circular relating to its shareholder meeting to approve the transaction will incorporate a recommendation from the AMEC Board to the AMEC shareholders to vote in favor of the Acquisition, and not to change its recommendation, except to the extent that the AMEC Board has determined in good faith that it is necessary to do so in order to comply with its fiduciary duties.

In the Implementation Agreement, Foster Wheeler has agreed, among other things, until the closing of the Offer or the termination of the Implementation Agreement, not to encourage, solicit, initiate or facilitate discussions with any person concerning any alternative transactions, but Foster Wheeler would have the opportunity to participate in discussions with parties that have made an unsolicited alternative proposal if the Board, following receipt of such alternative proposal, determines that the failure to do so would likely constitute or would reasonably be expected to result in a breach of applicable fiduciary duties or that such alternative proposal constitutes or is reasonably likely to lead to a “superior proposal” (as defined in the Implementation Agreement) to the Acquisition. In the event that the Board determines any such alternative proposal constitutes a superior proposal, prior to taking any of the actions prohibited by the non-solicitation covenant in the Implementation Agreement, Foster Wheeler is required to provide AMEC with notice of its intention to take such action and offer AMEC an opportunity to negotiate adjustments to the terms and conditions of the Implementation Agreement such that such alternative proposal no longer constitutes a superior proposal (such notice and match right to apply three times, for a three business day period in the first instance and for a one business day period in the second and third instances).

Termination Rights and Break Fees

The Implementation Agreement may be terminated by AMEC in certain circumstances, including if: (a) Foster Wheeler’s Board changes its recommendation referred to above (or fails to, in certain circumstances, reaffirm its recommendation); (b) AMEC shareholders fail to vote to approve the transactions contemplated by the Implementation Agreement; (c) Foster Wheeler shareholders fail to vote in favor of the amendments to its articles of association referred to above; (d) a competing proposal becomes or is declared wholly unconditional or completed; or (e) a material adverse effect with respect to Foster Wheeler has occurred.

The Implementation Agreement may be terminated by Foster Wheeler in certain circumstances, including if: (a) the AMEC Board has changed its recommendation referred to above; (b) the AMEC shareholders fail to vote to approve the transactions contemplated by the Implementation Agreement; (c) the Foster Wheeler shareholders fail to vote in favor of the amendments to its articles of association referred to above; (d) the Foster Wheeler Board changes its recommendation referred to above (or fails to, in certain circumstances, reaffirm its recommendation); (e) AMEC fails to consummate the Offer on the terms required by the Implementation Agreement; (f) a competing proposal becomes or is declared wholly unconditional or completed; or (g) a material adverse effect with respect to AMEC has occurred.

In addition, either party may terminate the Implementation Agreement in the event of a material uncured breach of the Implementation Agreement by the other party, if the conditions to the Offer become incapable of satisfaction or are not satisfied (or waived) by October 31, 2014, or if an order or ruling enjoining or otherwise prohibiting the Offer becomes final and non-appealable.

The parties have also agreed that upon termination of the Implementation Agreement under specified circumstances, a cost reimbursement of £32.5 million will be due. The cost reimbursement is payable (a) by Foster Wheeler to AMEC in connection with (among other things) a change in the Foster Wheeler Board's recommendation referred to above (or the failure to reaffirm its recommendation as described above), where any competing proposal has been declared wholly unconditional or is completed, or where, following the announcement of any alternative transaction, the agreement terminates under certain circumstances, and Foster Wheeler enters into an agreement with respect to such alternative transaction with the person that announced such alternative transaction within nine months of the date of termination; and (b) by AMEC to Foster Wheeler in connection with (among other things) a change in AMEC's Board recommendation referred to above, AMEC failing to consummate the Offer on the terms required by the Implementation Agreement, or certain antitrust approvals not having been received by October 31, 2014.

Warranties and Covenants

The Implementation Agreement includes customary warranties by the parties, as well as customary covenants, including, among other things, covenants by the parties to conduct their respective businesses in the ordinary course during the period through the closing of the Offer.

* * *

The foregoing description of the Implementation Agreement is qualified in its entirety by reference to the full text of the Implementation Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Implementation Agreement has been attached solely to inform investors of its terms. It is not intended to provide any other factual information about Foster Wheeler or AMEC. The warranties contained in the Implementation Agreement were made for the sole purpose of the Implementation Agreement as of the specific dates therein and were made solely for the benefit of the parties to the Implementation Agreement. In particular, the assertions embodied in the warranties contained in the Implementation Agreement are qualified by information in confidential disclosure provided by Foster Wheeler to AMEC in connection with the signing of the Implementation Agreement. Such confidential disclosure contains information that modifies, qualifies and creates exceptions to the warranties set forth in the Implementation Agreement. Moreover, certain warranties in the Implementation Agreement were used for the purpose of allocating risk between AMEC, on the one hand, and Foster Wheeler, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the warranties in the Implementation Agreement as characterizations of the actual state of facts about Foster Wheeler or AMEC. Furthermore, information concerning the subject matter of the warranties may change after the date of the Implementation Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Information

The Offer has not commenced. At the time the Offer is commenced, AMEC will file a registration statement on Form F-4, which will include a prospectus and joint proxy statement of AMEC and Foster Wheeler, and a Tender Offer statement on Schedule TO (the “Schedule TO”) and the Company intends to file a Recommendation Statement on Schedule 14D-9 with respect to the Offer. These documents will contain important information about the Offer that should be read carefully before any decision is made with respect to the Offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

Participants in the Solicitation

If an offer is made by AMEC, and the offer also involves a solicitation of a proxy, the Company, AMEC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in any such solicitation of proxies in respect of any such proposed offer. Information about the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2012, dated March 1, 2013. The Company understands that it is AMEC's intention that information about AMEC's directors and executive officers will be made available in the registration statement on Form F-4 if and when any such registration statement is filed. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed with the SEC regarding the transaction, if an offer is made by AMEC, when they become available. If an offer is made by AMEC, investors should read the all materials filed with the SEC carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Certain comments contained herein are forward-looking statements that are based on management’s assumptions, expectations and projections about Foster Wheeler and the various industries within which Foster Wheeler operates. These include, without limitation, statements regarding the consummation of the transaction, its effects on future operating results, the expected closing date of the transaction, any other effect or benefit of the transaction, Foster Wheeler’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries, and any other statements that are not historical facts. Such forward-looking statements by their nature involve a degree of risk and uncertainty. Foster Wheeler cautions that a variety of factors, including but not limited to the factors described in Foster Wheeler’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which were filed with the U.S. Securities and Exchange Commission, and the following, could cause Foster Wheeler’s business conditions and results to differ materially from what is contained in forward-looking statements: the satisfaction of the conditions to consummate the proposed acquisition, benefits, effects or results of Foster Wheeler’s redomestication to Switzerland, benefits, effects or results of Foster Wheeler’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by Foster Wheeler of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to Foster Wheeler’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by Foster Wheeler or where equipment or services are or may be provided by Foster Wheeler, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding Foster Wheeler’s liability for damages and insurance coverage for asbestos exposure, protection and validity of Foster Wheeler’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against Foster Wheeler’s customers and others by Foster Wheeler and claims by third parties against Foster Wheeler, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond Foster Wheeler’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by Foster Wheeler. Foster Wheeler undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2014, Foster Wheeler issued an internal announcement and presented slides in connection with a presentation to its employees relating to the Implementation Agreement. A copy of the internal announcement and the slides are attached as Exhibit 99.01 and 99.02, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 13, 2014, Foster Wheeler issued a press release relating its entry into the Implementation Agreement. A copy of the press release is attached as Exhibit 99.03 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth above in this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Implementation Agreement relating to the acquisition of Foster Wheeler by AMEC, dated as of February 13, 2014, by and between AMEC plc and Foster Wheeler AG (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.01	Internal Announcement to Employees of Foster Wheeler, dated February 13, 2014

99.02	Presentation to Employees of Foster Wheeler, dated February 13, 2014

99.03	Press Release of Foster Wheeler AG, dated February 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Foster Wheeler has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

	By	/s/ Michelle K. Davies
DATE: February 13, 2014		Michelle K. Davies
Corporate Secretary